AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 2025

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10 and FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Form F-10

Brookfield Asset Management Ltd.	BAM Finance (Canada) Inc.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Ontario, Canada
(State or other Jurisdiction of Incorporation or Organization)	(State or other Jurisdiction of Incorporation or Organization)

6282	6282
(Primary Standard Industrial Classification Code Number (if applicable))	(Primary Standard Industrial Classification Code Number (if applicable))

98-1702516	Not Applicable
(I.R.S. Employer Identification Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

Brookfield Place 250 Vesey Street, 15th Floor New York, NY 10281-0221 (212) 417-7000	Suite 100, Brookfield Place 181 Bay Street Toronto, Ontario, Canada, M5J 2T3 (416) 363-9491
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Form F-3

BAM Finance LLC (Exact name of Registrant as specified in its charter)

Delaware	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number (if applicable))

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281-1023

(212) 417-7000

(Address and telephone number of Registrant’s principal executive offices)

Brookfield Asset Management LLC

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281-1023

(212) 417-7000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Kathy Sarpash Managing Director, Legal & Regulatory and Corporate Secretary Brookfield Asset Management Ltd. Brookfield Place, 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000	Mile T. Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	Karrin Powys-Lybbe Jonathan Cescon Torys LLP 79 Wellington St. W., 30th Floor Toronto, Ontario, Canada M5K 1N2 (416) 865-0040

Approximate date of commencement of proposed sale of the securities to the public:

from time to time after the effective date of this Registration Statement.

Form F-10

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	At some future date (check appropriate box below).

	1. ☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2. ☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3. ☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4. ☒	After the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

Form F-3

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Base Shelf Prospectus

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except where an exemption from such delivery requirements is available.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.

This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of BAM at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, 10281-0221, United States, Telephone: (212) 417 7000, and are also available electronically at www.sedarplus.ca.

New Issue and/or Secondary Offering	May 20, 2025

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

US$2,500,000,000

BROOKFIELD ASSET MANAGEMENT LTD. Debt Securities Class A Preference Shares Class A Limited Voting Shares Subscription Receipts Warrants

BAM FINANCE (CANADA) INC. Debt Securities	BAM FINANCE LLC Debt Securities

During the 25-month period that this short form base shelf prospectus, including any amendments hereto (this “Prospectus”), remains effective, (i) each of Brookfield Asset Management Ltd. (“BAM”), BAM Finance (Canada) Inc. (the “Canadian Finco”) and BAM Finance LLC (the “U.S. Finco” and, together with the Canadian Finco, the “Finance Debt Issuers” and together with BAM, the “Issuers” and each an “Issuer”) may from time to time offer and issue senior or subordinated, as applicable, unsecured debt securities (the “BAM Debt Securities”, “Canadian Finco Debt Securities” and “U.S. Finco Debt Securities” respectively, and collectively the “Debt Securities”), (ii) BAM may from time to time offer and issue Subscription Receipts (“Subscription Receipts”), (iii) BAM may from time to time offer and issue warrants (“Warrants”) and (iv) BAM may from time to time offer and issue Class A Preference Shares (the “Preference Shares”) and Class A Limited Voting Shares (the “Class A Shares” and together with the Preference Shares, Warrants, Debt Securities and Subscription Receipts, the “Securities”). Each of the Canadian Finco Debt Securities and the U.S. Finco Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by BAM. One or more securityholders of BAM (collectively, the “Selling Shareholders”) may also from time to time offer and sell Class A Shares pursuant to this Prospectus. See “Selling Shareholders”. We are filing this prospectus in connection with the concurrent filing of a U.S. registration statement on Form F-10 and Form F-3, of which this Prospectus forms a part (the “Registration Statement”), pursuant to the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). See “Available Information”.

BAM, the Canadian Finco and the U.S. Finco are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in Canada or are residents in, or citizens of, the United States may not be described fully herein or in a Prospectus Supplement (as defined below). Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that BAM and the Canadian Finco are incorporated under the laws of a jurisdiction located outside of the United States and that some or all of the officers and directors of the Issuers may be residents of jurisdictions located outside of the United States, that some or all of the underwriters or experts named or to be named in the Registration Statement may be residents of a jurisdiction located outside of the United States and that such persons and all or a substantial portion of the assets of the Issuers and such persons may be located outside the United States.

See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors” beginning on pages iv and 1 for a discussion of certain risks that you should consider in connection with an investment in these Securities.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), ANY U.S. STATE SECURITIES COMMISSION, OR ANY CANADIAN REGULATORY AUTHORITY, NOR HAS THE COMMISSION, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Collectively, the Selling Shareholders may offer and sell Class A Shares and the Issuers may offer and issue Securities either separately or together, in one or more offerings in an aggregate principal amount of up to US$2,500,000,000 (or the equivalent in other currencies or currency units). Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to be delivered to purchasers together with this Prospectus, and may include, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Issuer or the holders, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis), any exchange or conversion terms and any other specific terms, (ii) in the case of the Preference Shares, the designation of the particular class, series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of BAM or the holder, any exchange or conversion terms and any other specific terms, (iii) in the case of Class A Shares, the number of shares offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price in the event the offering is a non-fixed price distribution, including, in the case of BAM but not the Selling Shareholders, sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 — Shelf Distributions (as so defined, an “ATM Distribution”) and any other specific terms, including in the case of offers and sales by the Selling Shareholders, the names of such Selling Shareholders and the number of and prices at which such Class A Shares are proposed to be sold by them, (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price in the event the offering is a non-fixed price distribution, the terms, conditions and procedures for the exchange of Subscription Receipts into or for Class A Shares and/or Preference Shares, any listing on a securities exchange and any other specific terms and (v) in the case of Warrants, the number of Warrants being offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price in the event the offering is a non-fixed price distribution, the terms, conditions and procedures for the exercise of such Warrants into or for Class A Shares and/or Preference Shares and any other specific terms. Each such Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. The Issuers have filed an undertaking with the securities regulatory authorities in each of the provinces of Canada that they will not distribute, under this Prospectus, Securities that, at the time of distribution, are novel without pre-clearing the disclosure to be contained in the Prospectus Supplement, pertaining to the distribution of such Securities, with the applicable regulator.

BAM’s head office is located at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, 10281-0221, United States and its registered office is located at 1500 Royal Centre, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia V6E 4N7, Canada. The Canadian Finco’s head and registered office is located at Brookfield Place, 181 Bay Street, Suite 100, Toronto, Ontario, M5J2T3. The U.S. Finco’s head and registered office is located at 251 Little Falls Drive, Wilmington, Delaware, 19808, United States.

The Issuers may sell the Securities and the Selling Shareholders may sell Class A Shares to or through underwriters or dealers or directly to investors or through agents. This Prospectus may qualify an ATM Distribution of Class A Shares. No Selling Shareholder may distribute Class A Shares pursuant to an ATM Distribution. The Prospectus Supplement relating to each series of offered Securities will identify each person who may be deemed to be an underwriter or agent with respect to such series and will set forth the terms of the offering of such series, including, to the extent applicable, the purchase price or prices of the offered Securities, the initial offering price, the proceeds to the applicable Issuer and/or Selling Shareholder from the sale of the offered Securities, the underwriting discounts and other items constituting underwriters’ compensation, as applicable, and any discounts or concessions to be allowed or re-allowed or paid to dealers. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the related Prospectus Supplement.

In connection with any offering of Securities, other than an ATM Distribution, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No agent of an ATM Distribution, and no person or company acting jointly or in concert with an agent of an ATM Distribution, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed pursuant to the ATM Distribution, including selling an aggregate number or principal amount of Securities that would result in the agent creating an over-allocation position in the Securities. See “Plan of Distribution”.

The outstanding Class A Shares are co-listed on the New York Stock Exchange (“NYSE”) and Toronto Stock Exchange (“TSX”).

The U.S. Finco and certain managers of the U.S. Finco (collectively, the “Non-Residents”) are incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or reside outside of Canada, as applicable. Although each of the Non-Residents has appointed BAM Finance (Canada) Inc., Brookfield Place, Suite 100, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, as its agent for service of process in Ontario, it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or resides outside of Canada, even if the Non-Resident has appointed an agent for service of process. See “Agent for Service of Process”.

There is no market through which the Debt Securities, the Preference Shares, the Subscription Receipts or the Warrants may be sold and purchasers may not be able to resell Debt Securities, Preference Shares, Subscription Receipts or Warrants purchased under this Prospectus. This may affect the pricing of the Debt Securities, Preference Shares, the Subscription Receipts or the Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities, the Preference Shares, the Subscription Receipts or the Warrants and the extent of issuer regulation. See “Risk Factors”.

-i-

IMPORTANT NOTICE ABOUT INFORMATION IN THIS BASE SHELF PROSPECTUS

In this Prospectus, unless the context otherwise indicates, references to “BAM” refer to Brookfield Asset Management Ltd. and references to “we”, “us” and “our” means BAM and our consolidated subsidiaries, including our asset management business, the Canadian Finco and the U.S. Finco. References to “BN” refer to Brookfield Corporation. References to “Brookfield” refer to BAM and BN collectively.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, filed with the securities regulatory authorities in each of the provinces of Canada, and filed with, or furnished to, the Commission, are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)

our annual report on Form 10-K dated March 17, 2025 for the financial year ended December 31, 2024, filed with the SEC and on SEDAR+ on March 17, 2025, (the “2024 Annual Report on Form 10-K”), which report contains (i) the audited consolidated financial statements of BAM as at December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and for the period from July 4, 2022 to December 31, 2022, together with the accompanying notes thereto and the reports of the independent registered public accounting firm thereon and the related management’s discussion and analysis, (ii) the audited consolidated and combined financial statements of Brookfield Asset Management ULC (the “Asset Management Company” or “our asset management business”) as at December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022, together with the accompanying notes thereto and the report of the independent auditors thereon, and (iii) the audited combined and consolidated financial statements of Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree AIF Investments, L.P., Oaktree Capital Management (Cayman), L.P., and Oaktree Investment Holdings, L.P., and their consolidated subsidiaries (collectively, the “Oaktree Asset Management Operating Group”) as of December 31, 2024 and 2023, for the years ended December 31, 2024, 2023 and 2022, together with the accompanying notes thereto and the report of the independent auditors thereon;

(b)

our quarterly report on Form 10-Q dated May 8, 2025 for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025 and on SEDAR+ on May 8, 2025, which report contains the unaudited financial statements of BAM as at March 31, 2025 and for the three month periods ended March 31, 2025 and 2024, together with the accompanying notes thereto and the related management’s discussion and analysis (the “Q1 2025 Quarterly Report on Form 10-Q”);

(c)

our management information circular (the “Special Meeting Circular”), dated December 1, 2024, filed with the SEC and on SEDAR+ on December 27, 2024, but excluding the disclosure in the following sections or subsections of the Special Meeting Circular:

(i)	“Consent of KPMG” at page 35 of the Special Meeting Circular;

(ii)	Appendix D (Formal Valuation and Fairness Opinion) of the Special Meeting Circular;

and excluding all references to the names and opinions of legal advisors and financial advisors in the Special Meeting Circular (collectively, the “Excluded Sections”);

(d)	our management information circular dated March 25, 2025 in connection with the annual meeting of shareholders of BAM held on May 5, 2025 filed with the SEC and on SEDAR+ on April 4, 2025; and

(e)

our current reports on Form 8-K, filed with the SEC and on SEDAR+ on February 4, 2025, and Form 8-K/A, filed with the SEC and as a business acquisition report on SEDAR+ on April 3, 2025 (the “Form 8-K/A”), which includes the audited consolidated and combined financial statements of the Asset Management Company as at December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, together with the accompanying notes thereto and the report of the independent registered public accounting firm thereon as well as pro forma financial information as of and for the year ended December 31, 2024 relating to the 2025 Arrangement (as defined below).

The Excluded Sections have not been incorporated by reference in, and do not form part of, this Prospectus because they were prepared in respect of a specific transaction contemplated in the Special Meeting Circular, unrelated to the distribution of Securities under this Prospectus, and that transaction has been completed.

Any documents of BAM, and if applicable, the Finance Debt Issuers, of the type described in Item 11.1 of Form 44-101F1 — Short Form Prospectus, and any “template version” of “marketing materials” (each as defined in National Instrument 41-101 — General Prospectus Requirements (“NI 41-101”)), that are required to be filed by BAM, and if applicable, the Finance Debt Issuers with the securities commissions or similar regulatory authorities in Canada during the time that this Prospectus is valid and prior to the termination of any distribution of Securities hereunder shall be deemed to be incorporated by reference into this Prospectus. Each annual report on Form 10-K and quarterly report on Form 10-Q filed by BAM will be incorporated by reference into this Prospectus and the Registration Statement. In addition, certain information filed by BAM with the SEC on current reports on Form 8-K (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) may also be incorporated by reference into this Prospectus and the Registration Statement. BAM’s reports on Forms 10-K, 10-Q or 8-K and other documents it filed with the SEC are available at the Commission’s website at www.sec.gov.

Pursuant to a decision dated May 16, 2025 issued by the Québec Autorité des marchés financiers, we have obtained relief from the requirement to translate into the French language all exhibits to documents incorporated by reference in this Prospectus or any Prospectus Supplement that were prepared pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the extent that such exhibits do not themselves constitute or contain documents that are otherwise required to be incorporated by reference in this Prospectus or any Prospectus Supplement pursuant to NI 44-101.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or includes any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual report on Form 10-K or quarterly report on Form 10-Q being filed by BAM with, and where required, accepted by the applicable securities regulatory authorities during the time this Prospectus is effective, the previous annual report on Form 10-K or the previous quarterly report on Form 10-Q, as applicable, shall be deemed no longer to be incorporated in this Prospectus for purposes of future offers and sales of Securities hereunder. In addition, upon a new annual report on Form 10-K being filed by BAM with, and where required, accepted by the applicable securities regulatory authorities during the time this Prospectus is effective, all quarterly reports on Form 10-Q and all current reports on Form 8-K filed prior to the commencement of BAM’s fiscal year in which the annual report on Form 10-K is filed shall be deemed to longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder, except as may be required by applicable securities laws. Upon a new management information circular in connection with an annual meeting being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for purposes of the offering of Securities covered by that Prospectus Supplement.

Prospective investors should rely only on the information incorporated by reference or contained in this Prospectus or any Prospectus Supplement and on the other information included in the Registration Statement relating to the Securities and of which this Prospectus is a part. The Issuers have not authorized anyone to provide different or additional information.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of BAM at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, 10281-0221, United States, Telephone: (212) 417 7000, and are also available electronically on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at www.sec.gov and the System for Electronic Data Analysis and Retrieval+ (“SEDAR+”) at www.sedarplus.ca.

AVAILABLE INFORMATION

The Issuers have filed the Registration Statement with the Commission under the United States Securities Act of 1933, as amended (the “Securities Act”). This Prospectus does not contain all of the information set forth in such Registration Statement, to which reference is made for further information.

BAM is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Commission maintains a website (http://www.sec.gov) that makes available reports and other information that BAM files or furnishes electronically with it. BAM’s website can be found at https://bam.brookfield.com. The information on our website is not incorporated by reference into this Prospectus and should not be considered a part of this Prospectus, and the reference to our website in this Prospectus is an inactive textual reference only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and forward-looking information within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). You can identify these forward-looking statements by the use of words such as “outlook”, “believe”, “think”, “expect”, “potential”, “continue”, “may”, “should”, “seek”, “approximately”, “predict”, “intend”, “will”, “plan”, “estimate”, “anticipate”, the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity.

Although BAM believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to:

•	volatility in the trading price of the Class A Shares;

•	deficiencies in public company financial reporting and disclosures;

•	the difficulty for investors to effect service of process and enforce judgments in various jurisdictions;

•	being subjected to numerous laws, rules and regulatory requirements;

•	the potential ineffectiveness of our policies to prevent violations of applicable law;

•	foreign currency risk and exchange rate fluctuations;

•	further increases in interest rates;

•	political instability or changes in government;

•	unfavorable economic conditions or changes in the industries in which we operate;

•	inflationary pressures;

•	catastrophic events, such as earthquakes, hurricanes, or pandemics/epidemics;

•	ineffective management of sustainability considerations, and inadequate or ineffective health and safety programs;

•	failure of our information technology systems;

•	us and our managed assets becoming involved in legal disputes;

•	losses not covered by insurance;

•	inability to collect on amounts owing to us;

•	operating and financial restrictions through covenants in our loan, debt and security agreements;

•	the material assets of BAM consisting solely of its interest in the common shares of the Asset Management Company;

•	our being solely liable for our asset management business;

•	our ability to maintain our global reputation;

•	risks related to our renewable power and transition, infrastructure, private equity, real estate, and credit strategies;

•	the impact on growth in Fee-Bearing Capital (as defined in the 2024 Annual Report on Form 10-K) of poor product development or marketing efforts;

•	meeting our financial obligations due with cash flow from our asset management business;

•	requirement of temporary investments and backstop commitments to support our asset management business;

•	revenues being impacted by a decline in the size or pace of investments made by our managed assets;

•	earnings growth varying, which may affect our dividend and the trading price of the Class A Shares;

•	exposed risk due to increased amount and type of investment products in our managed assets;

•	information barriers that may give rise to conflicts and risks;

•	BN exercising substantial influence over BAM;

•	BN transferring its ownership of BAM to a third party;

•	potential conflicts of interest with BN;

•	difficulty in maintaining our culture or managing our human capital;

•	risks related to taxation, including risks involving United States and Canadian taxation laws and changes thereto; and

•

other risks and factors described in this Prospectus under the heading “Risk Factors” as well as in our 2024 Annual Report on Form 10-K and in our Q1 2025 Quarterly Report on Form 10-Q under the sections entitled “Item 1A – Risk Factors” and “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements”.

We caution that the factors that may affect future results described in this Prospectus and the documents incorporated by reference herein are not exhaustive and other factors could also adversely affect future results. Nonetheless, all of the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are qualified by these cautionary statements. Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this Prospectus. The forward-looking statements represent our views as of the date of this Prospectus and should not be relied upon as representing our views as of any date subsequent to the date of this Prospectus. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update the forward-looking

v

statements, other than as required by applicable law. These statements and other forward-looking information are based on opinions, assumptions and estimates made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable in the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Accordingly, readers should not place undue reliance on forward-looking information. We undertake no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may need to be updated as a result of new information, future events or otherwise.

CAUTIONARY STATEMENT REGARDING THE USE OF NON-GAAP MEASURES

BAM, the Asset Management Company and the Oaktree Asset Management Operating Group prepare their financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). This Prospectus and the documents incorporated by reference herein disclose a number of non-GAAP financial and supplemental financial measures which are utilized in monitoring our asset management business, including for performance measurement, capital allocation and valuation purposes. BAM believes that providing these performance measures is helpful to investors in assessing the overall performance of our asset management business. These non-GAAP financial measures should not be considered as the sole measure of BAM’s or our asset management business’ performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in conformity with U.S. GAAP. These non-GAAP financial measures are not standardized financial measures and may not be comparable to similar financial measures used by other issuers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP, where applicable, are included on pages 87 and 88 of our 2024 Annual Report on Form 10-K which is incorporated by reference herein and available electronically on EDGAR at www.sec.gov and under BAM’s SEDAR+ profile at www.sedarplus.ca.

PRESENTATION OF FINANCIAL INFORMATION

We publish our consolidated financial statements in United States dollars. unless otherwise specified or where the context otherwise requires, all dollar amounts set forth in this Prospectus and any Prospectus Supplement are in United States dollars and references to “US$”, “U.S. dollars” and “$” are to United States dollars.

On February 4, 2025, BAM completed a plan of arrangement (the “2025 Arrangement”) whereby BAM acquired 73% of the outstanding common shares of the Asset Management Company from BN and certain of its subsidiaries in exchange for newly-issued Class A Shares on a one-for-one basis. Although upon completion of the 2025 Arrangement, the Asset Management Company became a wholly-owned subsidiary of BAM, for accounting purposes, the Asset Management Company is considered the accounting acquirer of BAM in the 2025 Arrangement and the predecessor of BAM. As such, the 2025 Arrangement was accounted for as a “reverse acquisition” in conformity with U.S. GAAP. Therefore, the Asset Management Company’s historical financial statements replaced BAM’s historical financial statements for all periods prior to the 2025 Arrangement, and for all periods following the 2025 Arrangement, the results of operations of both the Asset Management Company and BAM will be included in BAM’s financial statements. Accordingly, references to BAM’s financial position and capitalization (except for equity structure) in this Prospectus as of December 31, 2024 and as of or for periods ended on or prior to that date refer to the financial position and capitalization (except for equity structure) of the Asset Management Company on a standalone basis and not to BAM.

SUMMARY

Brookfield Asset Management Ltd.

We are a leading global alternative asset manager, headquartered in New York, New York, with over $1 trillion of assets under management across renewable power and transition, infrastructure, private equity, real estate, and credit. Our objective is to generate attractive, long-term risk-adjusted returns for the benefit of our clients and shareholders. We manage a range of public and private investment products and services for institutional and retail clients. We earn asset management income for doing so and ensure strong alignment of interests with our clients by investing Brookfield capital alongside them. Our access to large-scale capital enables us to make investments in sizeable, premier assets and businesses across geographies and asset classes that we believe few others can. BAM’s Class A Shares are co-listed on the NYSE and the TSX under the symbol “BAM.”

BAM was incorporated under the Business Corporations Act (British Columbia) on July 4, 2022. BAM’s head office is located at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, 10281-0221, United States and its registered office is located at 1500 Royal Centre, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia V6E 4N7, Canada.

Canadian Finco

The Canadian Finco was incorporated on March 26, 2025 under the Business Corporations Act (Ontario) and is an indirect 100% owned subsidiary of BAM. The Canadian Finco has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

U.S. Finco

The U.S. Finco was formed on March 26, 2025 under the Delaware Limited Liability Company Act and is an indirect 100% owned subsidiary of BAM. The U.S. Finco has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

The Offering

The Securities described herein may be offered from time to time in one or more offerings utilizing a “shelf” process under Canadian and U.S. securities laws. Under this shelf process, this Prospectus provides you with a general description of the Securities that may be offered. Each time Securities are offered, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading “Available Information.”

RISK FACTORS

An investment in the Securities is subject to a number of risks. Before deciding whether to invest in the Securities, investors should consider carefully the risks described in the relevant Prospectus Supplement and the information incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference). Specific reference is made to “Item 1A - Risk Factors” and “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” in our 2024 Annual Report on Form 10-K and Q1 2025 Quarterly Report on Form 10-Q, each of which is incorporated by reference in this Prospectus.

SUPPLEMENTAL FINANCIAL INFORMATION

The following consolidating summary financial information is provided in compliance with the requirements of item 13.2 of National Instrument 44-101F1 – Short Form Prospectus. The tables below present summarized financial information for the years ended

December 31, 2024 and 2023 and the three months ended March 31, 2025 and 2024 for (i) BAM, (ii) BAM’s subsidiaries, other than the Finance Debt Issuers, on a combined basis, (iii) consolidating adjustments, and (iv) BAM and all of its subsidiaries on a consolidated basis, in each case for the periods indicated. Such summary financial information is intended to provide investors with meaningful and comparable financial information about BAM and its subsidiaries.

For accounting purposes, the Asset Management Company is considered the accounting acquirer of BAM in the 2025 Arrangement and the predecessor of BAM. As such, the 2025 Arrangement was accounted for as a “reverse acquisition” in conformity with U.S. GAAP. Accordingly, for the years ended December 31, 2024 and 2023 and the three months ended March 31, 2024, the summarized financial information below refers to the financial information of BAM, being that of the Asset Management Company, on a standalone basis. For the three months ended March 31, 2025, the summarized financial information below refers to the financial information of BAM and the Asset Management Company reflecting the completion of the 2025 Arrangement. This summarized financial information should be read in conjunction with BAM’s 2024 Annual Report on Form 10-K, the Form 8-K/A and BAM’s Q1 2025 Quarterly Report on Form 10-Q, each of which is incorporated by reference in this Prospectus. See “Presentation of Financial Information.”

AS AT AND FOR THE THREE MONTHS ENDED MARCH 31, 2025 (MILLIONS)(4)	BAM (1)	Canadian Finco	U.S. Finco	Subsidiaries of BAM Other than the Finance Debt Issuers (2)	Consolidating Adjustments (3)	BAM Consolidated
Revenues	$10	$—	$—	$1,347	$(276)	$1,081
Net income (loss) attributable to shareholders	726	—	—	36	(181)	581
Total assets	9,040	—	—	42,927	(37,001)	14,966
Total liabilities	551	—	—	10,500	(6,978)	4,073
Preferred shares redeemable non-controlling interest	—	—	—	1,930	—	1,930

AS AT AND FOR THE THREE MONTHS ENDED MARCH 31, 2024 (MILLIONS)	BAM (1)	Canadian Finco	U.S. Finco	Subsidiaries of BAM Other than the Finance Debt Issuers (2)	Consolidating Adjustments (3)	BAM Consolidated
Revenues	$2	$—	$—	$1,050	$(168)	$884
Net income (loss) attributable to shareholders	(27)	—	—	579	(111)	441
Total assets	12,982	—	—	35,786	(34,843)	13,925
Total liabilities	4,186	—	—	4,825	(6,359)	2,652
Preferred shares redeemable non-controlling interest	—	—	—	2,258	—	2,258

AS AT AND FOR THE YEAR ENDED DECEMBER 31, 2024 (MILLIONS)	BAM (1)	Canadian Finco	U.S. Finco	Subsidiaries of BAM Other than the Finance Debt Issuers (2)	Consolidating Adjustments (3)	BAM Consolidated
Revenues	$1,368	$—	$—	$5,474	$(2,862)	$3,980
Net income (loss) attributable to shareholders	1,460	—	—	3,347	(2,639)	2,168
Total assets	13,558	—	—	36,641	(36,042)	14,157
Total liabilities	4,806	—	—	4,679	(6,519)	2,966
Preferred shares redeemable non-controlling interest	—	—	—	2,103	—	2,103

AS AT AND FOR THE YEAR ENDED DECEMBER 31, 2023 (MILLIONS)	BAM (1)	Canadian Finco	U.S. Finco	Subsidiaries of BAM Other than the Finance Debt Issuers (2)	Consolidating Adjustments (3)	BAM Consolidated
Revenues	$456	$—	$—	$5,201	$(1,595)	$4,062
Net income (loss) attributable to shareholders	11,423	—	—	2,529	(12,113)	1,839
Total assets	15,640	—	—	33,443	(34,793)	14,290
Total liabilities	6,514	—	—	2,581	(6,270)	2,825
Preferred shares redeemable non-controlling interest	—	—	—	2,166	—	2,166

Notes:
(1)	This column accounts for investments in all subsidiaries of BAM under the equity method.
(2)	This column accounts for investments in all subsidiaries of BAM other than the Finance Debt Issuers, on a combined basis.
(3)	This column includes the necessary amounts to present BAM on a consolidated basis.
(4)	Reflects the completion of the 2025 Arrangement.

As permitted by Rule 13-01 of Regulation S-X, BAM has omitted financial disclosures with respect to the Canadian Finco and the U.S. Finco because such subsidiaries have no significant assets or liabilities, no subsidiaries, no ongoing business operations of their own, are indirect wholly-owned subsidiaries of BAM, and BAM will fully and unconditionally guarantee the debt issued by each such Finance Debt Issuer. Please see “Description of Debt Securities—General” for additional information about the guarantees.

The condensed consolidating financial information in this Prospectus has been prepared using accounting policies consistent with U.S. GAAP.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement, the net proceeds from the sale of Securities by the Issuers will be used for general corporate purposes. The Selling Shareholders will not receive any proceeds from any sale of Securities by the Issuers. The Issuers will not receive any proceeds from any sale of Class A Shares by the Selling Shareholders.

DESCRIPTION OF CAPITAL STRUCTURE OF THE ISSUERS

BAM’s authorized share capital consists of: (i) an unlimited number of Class A Shares; (ii) 21,280 class B limited voting shares (“Class B Shares”); and (iii) an unlimited number of Preference Shares, issuable in series. As of May 19, 2025, BAM had issued and outstanding 1,637,471,487 Class A Shares, 21,280 Class B Shares and no Preference Shares.

The Canadian Finco’s authorized share capital consists of an unlimited number of common shares. As of the date of this Prospectus, the Canadian Finco had 1 common share issued and outstanding.

The U.S. Finco’s authorized share capital consists of an unlimited number of common shares representing limited liability company interests. As of the date of this Prospectus, the U.S. Finco had 100 common shares issued and outstanding.

DESCRIPTION OF THE CLASS A SHARES AND PREFERENCE SHARES

The following is a description of the material terms of our Class A Shares and Preference Shares and is qualified in its entirety by reference to all of the provisions of our notice of articles and articles of incorporation (the “Articles”). Because this description is only a summary of the terms of our Class A Shares and Preference Shares, it does not contain all of the information that you may find useful. For more complete information, you should read the Articles, which are available electronically with the SEC under BAM’s EDGAR profile at www.sec.gov and on BAM’s SEDAR+ profile at www.sedarplus.ca.

Class A Shares

The attributes of the Class A Shares and the Class B Shares are substantially equivalent, except for the differing voting rights attached to the two classes of shares.

Priority

Subject to the prior rights of the holders of the Preference Shares and any other senior-ranking shares outstanding from time to time, holders of Class A Shares and Class B Shares rank on a parity with each other with respect to the payment of dividends if, as and when declared by the board of directors of BAM (“Board”) and the return of capital on the liquidation, dissolution or winding up of BAM or any other distribution of the assets of BAM among its shareholders for the purpose of winding up its affairs.

Voting Rights

Except as set out below under “Election of Directors”, each holder of Class A Shares and Class B Shares is entitled to notice of, and to attend and vote at, all meetings of BAM’s shareholders, other than meetings at which holders of only a specified class or series may vote, and shall be entitled to cast one vote per share. Subject to applicable law and in addition to any other required shareholder approvals, all matters to be approved by shareholders (other than the election of directors), must be approved: by a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class A Shares who vote in respect of the resolution or special resolution, as the case may be; and by a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class B Shares who vote in respect of the resolution or special resolution, as the case may be. On any matters for BAM that require shareholder approval, approval must be obtained from the holders of the Class A Shares and the holder of the Class B Shares, in each case voting separately as a class. In the event that holders of Class A Shares vote for a resolution and the holder of Class B Shares votes against, or vice versa, such resolution would not receive the requisite approval and would therefore not be passed.

Election of Directors

In the election of directors, holders of Class A Shares are entitled to elect one-half of the Board and holders of Class B Shares are entitled to elect the other one-half of the Board.

On February 4, 2025, following the completion of the 2025 Arrangement, the Articles were amended to provide that, at any time that: (a) BN (or its successor) and its subsidiaries beneficially own a number of Class A Shares that exceeds 50% of the aggregate number of all the issued and outstanding Class A Shares and Class B Shares as of the record date for any meeting of shareholders, holders of Class A Shares and holders of Class B Shares will vote together as a single class in the election of the Board at such meeting of shareholders; or (b) BN (or its successor) and its subsidiaries beneficially own a number of Class A Shares that is not less than 20% but does not exceed 50% of the sum of all the issued and outstanding Class A Shares and Class B Shares as of the record date for any meeting of shareholders: (i) BN (or its successor) will be entitled to elect one of the directors who would otherwise be elected by other holders of the Class A Shares at such meeting of shareholders; (ii) holders of Class A Shares, including BN (or its successor) solely in respect of any Class A Shares that it and its subsidiaries beneficially own in number that exceeds 20% of the sum of all the issued and outstanding Class A Shares and Class B Shares, will be entitled to elect one-half of the Board less such number of directors to be elected by BN (or its successor) under (i) above at such meeting of shareholders; and (iii) holders of Class B Shares will be entitled to elect the other one-half of the Board at such meeting of shareholders.

The Articles of BAM provide that each holder of shares of a class or series of shares of BAM entitled to vote in an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder in the election of directors. A holder may cast all such votes in favor of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

The Articles of BAM provide that decisions of the directors are to be decided by a majority of votes and do not contain processes or procedures, such as a casting vote, to break a decision-making deadlock at the Board.

Other Provisions

On December 9, 2022, BAM, BAM Partners Trust and Computershare Trust Company of Canada entered into a trust agreement relating to the Class B Shares (the “2022 Trust Agreement”). The 2022 Trust Agreement provides, among other things, that BAM Partners Trust will not sell any Class B Shares, directly or indirectly, pursuant to a takeover bid at a price per share in excess of 115% of the market price of the Class A Shares or as part of a transaction involving purchases made from more than five persons or companies in the aggregate, unless a concurrent offer is made to all holders of Class A Shares. The 2022 Trust Agreement also provides that the concurrent offer must be: (i) for the same percentage of Class A Shares as the percentage of Class B Shares offered to be purchased from BAM Partners Trust; (ii) at a price per share at least as high as the highest price per share paid pursuant to the takeover bid for the Class B Shares; and (iii) on the same terms in all material respects as the offer for the Class B Shares.

These provisions in the 2022 Trust Agreement also apply to any transaction that would be deemed an indirect offer for the Class B Shares under applicable takeover bid legislation in Canada. Additionally, BAM Partners Trust has agreed to prevent any person or company from carrying out a direct or indirect sale of Class B Shares in contravention of the 2022 Trust Agreement.

Preference Shares

Series

The Preference Shares may be issued from time to time in one or more series. The Board will fix the number of shares in each series of Preference Shares and the provisions attached to each series before issue.

Priority

The Preference Shares will rank senior to the Class A Shares, the Class B Shares and other shares ranking junior to the Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding up of BAM, whether voluntary or involuntary, or in the event of any other distribution of assets of BAM among its shareholders for the purpose of winding up its affairs. Each series of Preference Shares will rank on a parity with every other series of Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding up of BAM, whether voluntary or involuntary, or in the event of any other distribution of assets of BAM among its shareholders for the purpose of winding up its affairs.

Shareholder Approvals

BAM shall not delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Preference Shares as a class or create preference shares ranking in priority to or on parity with the Preference Shares except by special resolution passed by at least 66 2/3% of the votes cast at a meeting of the holders of the Preference Shares duly called for that purpose, in accordance with the provisions of the Articles. Each holder of Preference Shares entitled to vote at a class meeting of holders of Preference Shares, or at a joint meeting of the holders of two or more series of Preference Shares, has one vote in respect of each C$25.00 of the issue price of each Preference Share held by such holder.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable Prospectus Supplement.

The BAM Debt Securities will be issued under either (i) an indenture (the “BAM Senior Indenture”) dated as of April 24, 2025, as amended, restated, supplemented or replaced from time to time, between BAM, as issuer, and Computershare Trust Company of Canada (“Computershare Canada”), as Canadian trustee and Computershare Trust Company, N.A. (“Computershare U.S.”) as U.S. trustee or (ii) a subordinated trust indenture (the “BAM Subordinated Indenture” and together with the BAM Senior Indenture, the “BAM Indentures”) to be entered into among BAM, as issuer and Computershare Canada, as Canadian trustee, and Computershare

U.S., as U.S. trustee, or such other trustees named in the indenture. The Canadian Finco Debt Securities will be issued under either (i) an indenture (the “Canadian Finco Senior Indenture”) to be entered into among the Canadian Finco, as issuer, BAM, as guarantor, and Computershare Canada, as Canadian trustee, and Computershare U.S., as U.S. trustee, or such other trustees named in the indenture, or (ii) a subordinated trust indenture (together with the Canadian Finco Senior Indenture, the “Canadian Finco Indentures”) to be entered into among the Canadian Finco, as issuer, BAM, as guarantor, and Computershare Canada, as Canadian trustee, and Computershare U.S., as U.S. trustee, or such other trustees named in the indenture. The U.S. Finco Debt Securities will be issued under either (i) an indenture (the “U.S. Finco Senior Indenture”) to be entered into among the U.S. Finco, as issuer, BAM, as guarantor, and Computershare Canada, as Canadian trustee, and Computershare U.S., as U.S. trustee, or such other trustees named in the indenture, or (ii) a subordinated trust indenture (together with the U.S. Finco Senior Indenture, the “U.S. Finco Indentures”) to be entered into among the U.S. Finco, as issuer, BAM, as guarantor, and Computershare Canada, as Canadian trustee, and Computershare U.S., as U.S. trustee, or such other trustees named in the indenture.

We refer to the BAM Indentures, the Canadian Finco Indentures and the U.S. Finco Indentures as the “Indentures”. The Debt Securities may be issued under such other indentures as BAM, the applicable Finance Debt Issuer and the applicable trustee or trustees may enter into in the future. The indenture under which any Debt Securities are issued will be specified in the applicable Prospectus Supplement.

The Indentures are subject to the provisions of the Trust Indenture Legislation. Executed copies or forms of the Indentures will or have been filed with the Commission as exhibits to the Registration Statement. Each Indenture is or will also be available electronically with the SEC under each Issuer’s respective profile on EDGAR at www.sec.gov and under each Issuer’s respective SEDAR+ profile at www.sedarplus.ca.

The following statements with respect to the Indentures and the Debt Securities issued or to be issued thereunder are brief summaries of certain provisions of the Indentures and do not purport to be complete; such statements are subject to the detailed referenced provisions of the applicable Indenture, including the definition of capitalized terms used under this caption. Wherever a particular section or defined term of an Indenture is referred to, the statement is qualified in its entirety by such section or term. References to the “Issuer” and “Indenture Securities” refer to BAM and each Finance Debt Issuer, as issuer, and the Debt Securities issued or to be issued by it under the Indentures. References to the “Trustee” or “Trustees” and any particular Indenture or Debt Securities refer to the trustee or trustees under the applicable Indenture.

General

The Indentures do not limit the aggregate principal amount of Indenture Securities (which may include debentures, notes and other unsecured evidences of indebtedness) which may be issued thereunder, and Indenture Securities may be issued under each Indenture from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Special Canadian and United States federal income tax considerations applicable to any Indenture Securities so denominated will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, each Indenture permits BAM and each Finance Debt Issuer to increase the principal amount of any series of Indenture Securities previously issued by it and to issue such increased principal amount. (Section 3.1 of the Indentures.) In the case of additional Debt Securities of a series under a U.S. Finco Indenture issued after the date of original issuance of Debt Securities of such series, if they are not fungible with the original Debt Securities of such series for U.S. federal income tax purposes, then such additional Debt Securities will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original Debt Securities of such series.

All Debt Securities issued by the Canadian Finco and the U.S. Finco will be fully and unconditionally guaranteed by BAM.

The applicable Prospectus Supplement will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities and the Indenture under which they are issued; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the Regular Record Dates for any interest payable on the offered Debt Securities which are in registered form (“Registered Debt Securities”); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities (“Registered Global Securities”) and, if so, the identity of the Depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; (11) any applicable terms or conditions related to the addition of any co-obligor or additional guarantor in respect of any or all series of Debt Securities; and (12) any other terms of the offered Debt Securities, including any applicable subordination provisions, exchange or conversion terms, covenants and additional Events of Default. Special Canadian and United States federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, no Indenture affords the Holders the right to tender Indenture Securities to the Issuer for repurchase, or provides for any increase in the rate or rates of interest per annum at which the Indenture Securities will bear interest, in the event BAM or any Finance Debt Issuer should become involved in a highly leveraged transaction or in the event of a change in control of BAM or any Finance Debt Issuer. (Section 3.1 of the Indentures.)

Indenture Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Indenture Securities or other Indenture Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the Prospectus Supplement relating thereto. (Section 3.1 of the Indentures.)

The Indenture Securities will be direct unsecured obligations of BAM and the Finance Debt Issuers and will be unsecured senior or subordinated, as applicable, indebtedness of each of them as described in the applicable Prospectus Supplement. (Section 3.1 of the Indentures.)

BAM’s guarantee of the Indenture Securities issued by the Finance Debt Issuers will be unsecured senior or subordinated, as applicable, indebtedness of BAM, including BAM’s obligations under the Indenture Securities issued under the BAM Indenture.

The guarantees will be unsecured general obligations of BAM and will rank equal in right of payment with, or junior to, other unsecured and senior or subordinated debt (other than subordinated debt that has been further subordinated in accordance with its terms), as applicable, of BAM. The Debt Securities and the guarantees will be effectively subordinated to any secured indebtedness of the applicable Issuer or to BAM to the extent of the value of the assets securing such indebtedness. The guarantee by BAM of the Indenture Securities will guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Indenture Securities issued by the applicable Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. (Section 3.2 of the Indentures.) The Indenture Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the applicable Indenture and in the applicable Prospectus Supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. Each Issuer has or will appoint, as applicable, their respective Trustee(s) as Security Registrars under each Indenture. (Section 3.5 of the Indentures.)

Payment

Unless otherwise indicated in the applicable Prospectus Supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the Corporate Trust Office of the applicable Trustee(s) and the office or agency of the particular Issuer maintained for that purpose in Toronto, Canada or New York, New York, except that, at the option of the particular Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable Security Register. (Sections 3.5, 3.7 and 10.2 of the BAM Indentures and Sections 3.5, 3.7 and 11.2 of the Canadian Finco Indentures and the U.S. Finco Indentures.) Unless otherwise indicated in the applicable

Prospectus Supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the Regular Record Date for such interest payment. (Section 3.7 of the Indentures.)

Affiliate Purchase on Maturity

Notwithstanding the other provisions of the applicable Indenture, BAM may, by providing notice to the applicable Trustees at least three Business Days prior to maturity, elect to have one or more Affiliates of BAM purchase all, but not less than all, of any series of Indenture Securities to be redeemed or repaid at a price equal to the redemption price contemplated in the applicable Indenture, in the case of Indenture Securities called for redemption, or the principal amount, in the case of Indenture Securities coming due at the Stated maturity (in each case, the “Repayment Price”); provided that any accrued and unpaid interest thereon will be paid by the applicable Issuer. Upon payment therefor of an amount equal to the Repayment Price, and payment by the applicable Issuer of accrued interest and premium, if any, such Indenture Securities shall be transferred to such Affiliate in accordance with the transfer provisions of the applicable Indenture and such Indenture Securities shall not become due and payable on maturity provided that such Affiliate shall not be permitted to vote such Indenture Securities in any matter unless 100% of the Indenture Securities entitled to be voted in respect of such matter are held by BAM or its Affiliates. Should such Affiliate of BAM and the Issuer, if applicable, fail to make full payment of the Repayment Price and accrued interest and premium, if any, on maturity then such Indenture Securities shall become due and payable as otherwise provided for in the Applicable Indenture.

Consolidation, Merger, Amalgamation and Sale of Assets

Pursuant to the BAM Indentures, BAM shall not enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (the “BAM Successor Corporation”) unless: (a) BAM and the BAM Successor Corporation shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the BAM Successor Corporation will have assumed all the covenants and obligations of BAM under the applicable BAM Indenture in respect of the Indenture Securities of every series issued and outstanding thereunder, and (ii) the Indenture Securities of every series issued and outstanding under the applicable BAM Indenture will be valid and binding obligations of the BAM Successor Corporation entitling the Holders thereof, as against the BAM Successor Corporation, to all the rights of Holders of Indenture Securities under the applicable BAM Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of the Indenture Securities of each series issued and outstanding under the applicable BAM Indenture or to the rights and powers of the applicable Trustee(s) under the applicable BAM Indenture. The foregoing restrictions are not applicable to any sale or transfer by BAM to any one or more of its subsidiaries. (Section 8.1 of the BAM Indentures.)

Pursuant to the Canadian Finco Indentures and the U.S. Finco Indentures, neither the applicable Finance Debt Issuer nor BAM (in each case for purposes of this description, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (in each case for purposes of this description, a “Successor”) unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the applicable Canadian Finco Indenture or U.S. Finco Indenture in respect of the Indenture Securities of every series issued and outstanding thereunder, and in the case of BAM, its guarantee of the Indenture Securities and (ii) the Indenture Securities of every series issued by the Predecessor will be valid and binding obligations of the Successor, entitling the Holders thereof, as against the Successor, to all the rights of Holders of Indenture Securities under the applicable Canadian Finco Indenture or U.S. Finco Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of applicable Indenture Securities of each series issued and outstanding under the applicable Canadian Finco Indenture or U.S. Finco Indenture or to the rights and powers of the applicable Trustee(s) under the applicable Canadian Finco Indenture or U.S. Finco Indenture; provided, however, that such restrictions are not applicable to any sale or transfer by the applicable Finance Debt Issuer or BAM to any one or more of their subsidiaries. (Section 9.1 of the Canadian Finco Indentures and the U.S. Finco Indentures.)

Events of Default

Unless otherwise indicated in any Prospectus Supplement, each Indenture provides that the following will constitute an Event of Default under such Indenture (except subsection (e) below which is not an Event of Default under the BAM Indentures) with respect to Indenture Securities of any series issued by BAM and each Finance Debt Issuer: (a) failure to pay any interest on any Indenture Securities of that series when due, which failure continues for 30 days; (b) failure to pay principal of, or any premium on, any Indenture Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Indenture Security of that series; (d) failure of any Finance Debt Issuer and/or BAM to perform, as applicable, any other covenant or warranty in the relevant Indenture (other than a covenant or warranty included in such Indenture solely for the benefit of a series of Indenture Securities other than that series), which failure continues for 60 days after written notice has been given by the respective Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Indenture Securities of that series, as provided in the relevant Indenture; (e) BAM’s guarantee of all obligations related to that series shall, for any reason, cease to be, or BAM shall assert in writing to the relevant Trustee or the Holders thereof that such guarantee is not in full force and effect and enforceable against BAM in accordance with its terms; (f) certain events of bankruptcy, insolvency or reorganization affecting BAM and/or the Finance Debt Issuers; and (g) any other Events of Default provided with respect to the Indenture Securities of such series, as described in the applicable Prospectus Supplement. (Section 5.1 of the BAM Indentures and Section 6.1 of the Canadian Finco Indentures and the U.S. Finco Indentures.)

If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting BAM and any Finance Debt Issuer, and BAM in its capacity as guarantor under the applicable Indenture of each Finance Debt Issuer) with respect to the Indenture Securities of any series at the time outstanding shall occur and be continuing, then either the applicable Trustee(s) or the Holders of at least 25% in aggregate principal amount of outstanding Indenture Securities of that series by notice, as provided in the applicable Indenture, may declare the principal amount of the Indenture Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting any Issuer occurs with respect to the Indenture Securities of any series at the time outstanding, the principal amount of all the Indenture Securities of that series will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 5.2 of the BAM Indentures and Sections 6.2 of the Canadian Finco Indentures and the U.S. Finco Indentures.) For information as to waiver of defaults, see “— Modification and Waiver”.

Each Indenture provides that the applicable Trustee(s) will be under no obligation to exercise any of its rights or powers under the applicable Indenture or commence or continue any act, action or proceeding for enforcing any rights of the Trustee(s) at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustee(s) indemnity satisfactory to such Trustee(s) or sufficient funds to commence or continue compliance with such request and an indemnity to protect the Trustee(s) against losses suffered in compliance with such request. (Section 6.6 of the BAM Indentures and Section 7.6 of the Canadian Finco Indentures and the U.S. Finco Indentures.) Subject to such provisions for the indemnification of the particular Trustee(s), the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series issued under the applicable Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee(s) or exercising any trust or power conferred on such Trustee(s) with respect to the Indenture Securities of that series. (Section 5.12 of the BAM Indentures and Section 6.12 of the Canadian Finco Indentures and the U.S. Finco Indentures.)

No Holder of an Indenture Security of any series will have any right to institute any proceeding with respect to the particular Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee(s) written notice of a continuing Event of Default with respect to the Indenture Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Indenture Securities of that series have made a written request, and such Holder or Holders have offered reasonable indemnity, or in the case of the Other Indentures, indemnity reasonably satisfactory to each Trustee, to the applicable Trustee(s) to institute such proceeding as trustee, and (iii) the applicable Trustee(s) has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 5.7 of the BAM Indentures and Section 6.7 of the Canadian Finco Indentures and the U.S. Finco Indentures.) However, such limitations do not apply to a suit instituted by a Holder of an Indenture Security for the enforcement of payment of the principal of, or of any premium or interest on, such Indenture Security on or after the applicable due date specified in such Indenture Security. (Section 5.8 of the BAM Indentures and Section 6.8 of the Canadian Finco Indentures and the U.S. Finco Indentures.)

BAM and each Finance Debt Issuer is required to furnish to its respective Trustee(s) an annual certificate from certain of its officers regarding the compliance of the applicable Issuer, to the knowledge of such officers, with all conditions and covenants under the applicable Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the applicable Indenture) as required under the United States Trust Indenture Act of 1939 (the “Trust Indenture Act”). (Section 10.4 of the BAM Indentures and Section 11.4 of the Canadian Finco Indentures and the U.S. Finco Indentures.)

Defeasance

Each Indenture provides that, at the option of the applicable Issuer, the Issuer and, in the case of the Canadian Finco Indentures and the U.S. Finco Indentures, BAM, will be discharged from any and all obligations in respect of any outstanding Indenture Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of or premium, if any, and each instalment of interest, if any, on such outstanding Indenture Securities (“Defeasance”). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that beneficial owners of Indenture Securities will not recognize gain or loss for U.S. or Canadian federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option.

Each Indenture also provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain restrictive covenants and such omission shall not be deemed to be an Event of Default under the Indenture and the outstanding Indenture Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and each instalment of interest, if any, on the outstanding Indenture Securities of the Issuer (“Covenant Defeasance”). In the event the Issuer exercises its Covenant Defeasance option, the obligations under the applicable Indenture (other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above) shall remain in full force and effect. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that beneficial owners of Indenture Securities will not recognize gain or loss for U.S. or Canadian federal income tax purposes as a result of such Covenant Defeasance. (Article 13 of the BAM Indentures and Article 14 of the Canadian Finco Indentures and the U.S. Finco Indentures.)

Modification and Waiver

Modifications and amendments of an Indenture may be made by BAM, the Issuer (if other than BAM) and the applicable Trustee(s) with the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of each series of Indenture Securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Indenture Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of interest on, any outstanding Indenture Security, (b) reduce the principal amount of (or the premium), or interest on, any outstanding Indenture Security, (c) change the dates or times on which any outstanding Indenture Securities may be redeemed, (d) reduce the amount of the principal of any outstanding Indenture Security payable upon the acceleration of the maturity thereof, (e) change the currency or the place of payment of principal of (or the premium), or interest on, any outstanding Indenture Security, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding Indenture Security, (g) reduce the above-stated percentage of outstanding Indenture Securities necessary to modify or amend the particular Indenture, (h) reduce the percentage of aggregate principal amount of outstanding Indenture Securities necessary for waiver of compliance with certain provisions of the particular Indenture or for waiver of certain defaults, or (i) modify any provisions of the particular Indenture relating to the modification and amendment of such Indenture or the waiver of past defaults or covenants, except as otherwise specified. (Section 9.2 of the BAM Indentures and Section 10.2 of the Canadian Finco Indentures and the U.S. Finco Indentures.) No such modification or waiver may, without the consent of the Holder of each outstanding Indenture Security affected thereby, release BAM from its Guarantee under the applicable Canadian Finco Indenture or U.S. Finco Indenture.

Each Indenture provides that BAM or the Issuer (if other than BAM) may modify and amend such Indenture without the consent of any holder of Indenture Securities for any of the following purposes: (a) to evidence the succession of another person to the Issuer or BAM, as applicable, and the assumption by any such successor of the covenants of the Issuer or BAM, as applicable, under such Indenture and in the Indenture Securities; (b) to evidence the addition of a co-obligor or guarantor in respect of any or all series of the Indenture Securities under the Other Indentures, as may be permitted in accordance with the terms of such Indenture Securities; (c) to add to the covenants of the Finance Debt Issuer or BAM, as applicable, for the benefit of the holders of any series of Indenture Securities (and if such covenants are to be for the benefit of less than all series of Indenture Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power (but not any obligation, except any obligation concomitant to such right or power) in such Indenture conferred upon the Finance Debt Issuer or BAM, as applicable; (d) to add any additional Events of Default for the benefit of the holders of all or any series of Indenture Securities (and if such additional Events of

Default are to be for the benefit of less than all series of Indenture Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (e) to add to, change or eliminate any of the provisions of such Indenture in respect of one or more series of Indenture Securities, provided that any such addition, change or elimination (x) shall neither (A) apply to any Indenture Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Indenture Security with respect to such provision or (y) shall become effective only when there is no such Indenture Security outstanding; (f) to secure the Indenture Securities pursuant to the requirements of any provision in such Indenture or any indenture supplemental thereto or otherwise; (g) to establish the form or terms of Indenture Securities of any series as permitted under the Indenture and, if required, to provide for the appointment of a co-trustee and/or other agents; (h) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Indenture Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such Indenture; (i) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Indenture Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Indenture Securities in uncertificated form; (j) to comply with any requirements of the Trust Indenture Legislation including, without limitation, in connection with qualifying, or maintaining the qualification of the Issuer, as applicable, under the Trust Indenture Act; or (k) to cure any ambiguity, to correct or supplement any provision in such Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder, provided that such action shall not adversely affect, in any material respect the interests of Holders of Indenture Securities. (Section 9.1 of the BAM Indentures and Section 10.1 of the Canadian Finco Indentures and the U.S. Finco Indentures.)

The Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series, on behalf of all Holders of outstanding Indenture Securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the particular Indenture. (Section 10.6 of the BAM Indentures and Section 11.6 of the Canadian Finco Indentures and the U.S. Finco Indentures.) Subject to certain rights of the particular Trustee(s), as provided in the applicable Indenture, the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities issued under such Indenture, on behalf of all holders of outstanding Indenture Securities of such series, may waive any past default under such Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of such Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Indenture Security of such series affected. (Section 5.13 of the BAM Indentures and Section 6.13 of the Canadian Finco Indentures and the U.S. Finco Indentures.)

Consent to Jurisdiction and Service under the Indentures

The Indentures will provide, that the applicable Issuer irrevocably appoints Brookfield Asset Management LLC, Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, 10281-1023, as their agent for service of process in any suit, action or proceeding arising out of or relating to the relevant Indenture and the Indenture Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Enforceability of Judgments against BAM

Since a substantial portion of BAM’s assets are outside the United States, any judgment obtained in the United States against BAM, including any judgment with respect to the payment of interest and principal on the Indenture Securities, may not be collectible within the United States.

BAM has been informed by counsel that a court of competent jurisdiction in the Province of British Columbia would enforce a final and conclusive judgment in personam of a court sitting in the Borough of Manhattan, the City of New York, New York (a “New York Court”) that is subsisting and unsatisfied respecting the enforcement of any of the Indentures and the Indenture Securities that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by BAM in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of British Columbia, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in those statutes or to an order or regulation made by the Governor in Council under the Special Economic Measures Act (Canada) or the United Nations Act (Canada) in respect of certain activities or measures referred to in those statutes; (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (iv) the action to enforce such judgment is commenced within the applicable limitation period; and (v) the courts of the Province of British Columbia have not decided to stay or decline to hear an action on such judgment because there is another subsisting judgment in any jurisdiction relating to the same cause of action. BAM has been advised by counsel that the enforcement of any such judgment may also be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally, and a British Columbia court will render judgment only in Canadian dollars. Furthermore, a British Columbia court would disallow the payment of interest, fees and commissions at rates which in the aggregate are deemed to constitute a criminal rate of interest pursuant to the Criminal Code (Canada). A monetary judgment of a New York Court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in the Province of British Columbia if the New York Court had a basis for jurisdiction in the matter that would be recognized by a court in British Columbia for such purposes. There is no assurance that this will be the case. It is less certain that an action could be brought in the Province of British Columbia in the first instance on the basis of liability predicated solely upon such laws.

Governing Law

The Indentures, Indenture Securities and the rights, powers, duties or responsibility of Computershare U.S. will be governed by the laws of the State of New York, except with respect to the rights, powers, duties or responsibility of the remaining Trustees (including Computershare Canada), which shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. (Section 1.13 of the Indentures.)

The Trustees

Computershare Canada is currently, or is expected to be the Canadian trustee under the Indentures. Computershare U.S. is currently, or is expected to be, the U.S. trustee under the Indentures. None of the Trustees make any representation or warranty as to the accuracy or validity of the information contained herein.

Registered Global Securities

The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more Depositories or nominees, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Indenture Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 3.5 of the Indentures.)

The specific terms of the depositary arrangement with respect to any portion of a particular series of Indenture Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Registered Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Indenture Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Indenture Securities or by the particular Issuer if such Indenture Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

So long as the Depositary for a Registered Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Indenture Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Indenture Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Indenture Securities of such series in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture.

Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the particular Issuer or Trustee or any paying agent for Indenture Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the Depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

No Registered Global Security may be exchanged in whole or in part for Indenture Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Registered Global Security or a nominee thereof unless (A) such Depositary (i) has notified the particular Issuer that it is unwilling or unable to continue as Depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities Depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the particular Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the applicable Trustee(s) an Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the applicable Indenture. (Section 3.5.2 of the Indentures.)

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to each Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided (Section 1.1 of the Indentures).

“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to influence the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Indenture Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act or in the Bank Act (Canada)), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such indebtedness of the payment of such indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Holder” means a Person in whose name an Indenture Security is registered in the security register in respect of such series of Indenture Securities.

“Stated Maturity”, when used with respect to any Indenture Securities or any installment of principal thereof or interest thereon, means the date specified in such Indenture Securities as the fixed date on which the principal of such Indenture Securities or such installment of principal or interest is due and payable.

“Trust Indenture Legislation” means (i) the provisions of the Business Corporations Act (Ontario) and regulations thereunder as amended or re-enacted from time to time, (ii) the provisions of the Business Corporations Act (British Columbia) and regulations thereunder as amended or re-enacted from time to time, (iii) the provisions of any other statute of Canada or any province thereof and any regulations thereunder and (iv) the Trust Indenture Act and regulations thereunder, in each case relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to the applicable Indenture.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The material terms of any class or series of Subscription Receipts that we offer will be described in the applicable Prospectus Supplement.

Subscription Receipts may be offered separately or together with Class A Shares or Preference Shares, as the case may be, and may be exchanged by the holders thereof for Class A Shares or Preference Shares upon the satisfaction of certain conditions. Subscription Receipts will be issued under a subscription receipt agreement between BAM and an escrow agent. The statements below relating to any subscription receipt agreement and the Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete, and are subject to, and qualified by reference to all provisions of the applicable Subscription Receipts. The applicable Prospectus Supplement will include details of the subscription receipt agreement with respect to the Subscription Receipts being offered. Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the terms and other information with respect to the offering of the Subscription Receipts being offered thereby.

The particular terms and provisions of each issue of Subscription Receipts providing for the issuance of Class A Shares or Preference Shares on the exchange of Subscription Receipts will be described in the related Prospectus Supplement and may include the number of Subscription Receipts and the price at which they will be issued and whether the price is payable in instalments, any conditions to the exchange of Subscription Receipts into Class A Shares or Preference Shares, as the case may be, and the consequences of such conditions not being satisfied, the procedures for the exchange of the Subscription Receipts into Class A Shares or Preference Shares, as the case may be, the number of the Class A Shares or Preference Shares, as the case may be, that may be exchanged upon exercise of each Subscription Receipt, the dates or period during which the Subscription Receipts may be exchanged into Class A Shares or Preference Shares, as the case may be, whether such Subscription Receipts will be listed on any securities exchange, and any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts.

Subscription Receipts may, at the option of the partnership, be issued in fully registered form, in bearer form or in “book-entry only” form.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of the Warrants and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable Prospectus Supplement.

We may issue Warrants for the purchase of Class A Shares and/or Preference Shares. Warrants may be issued independently or together with other Securities offered pursuant to any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Warrants will be issued under one or more warrant agreements between us and a warrant agent that we will name in the applicable Prospectus Supplement. Selected provisions of the Warrants and the warrant agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Any Prospectus Supplement for Warrants supplementing this Prospectus will contain the terms and other information with respect to the Warrants being offered thereby, including:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	Class A Shares or Preference Shares purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any rights, privileges, restrictions and conditions attaching to the Warrants; and

•	any other specific terms.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants.

Modifications

We may amend the warrant agreements and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants. Other amendment provisions will be as indicated in the applicable Prospectus Supplement.

Enforceability

The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A Warrant holder may, without the consent of the warrant agent, enforce, by appropriate legal action on its own behalf, the holder’s right to exercise the holder’s Warrants.

PLAN OF DISTRIBUTION

The Issuers may sell Securities and the Selling Shareholders may sell Class A Shares to or through underwriters or dealers and may also sell Securities directly to purchasers or through agents.

The distribution of Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices. If offered on a non-fixed price basis, including sales of Class A Shares in transactions that are deemed to be ATM Distributions, the Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Issuers and/or the Selling Shareholders. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. No Selling Shareholder may distribute Securities pursuant to an ATM Distribution.

In connection with the sale of Securities, underwriters may receive compensation from the Issuers, the Selling Shareholders and/or from purchasers of Securities for whom they may act as agents in the form of fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any such compensation received by them from the Issuers and/or the Selling Shareholders and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the Securities Act. Any such person that may be deemed to be an underwriter with respect to Securities of any series will be identified in the Prospectus Supplement relating to such series.

The Prospectus Supplement relating to each series of Securities will also set forth the terms of the offering of the Securities of such series, including, to the extent applicable, (i) the names of any underwriters or agents, (ii) the purchase price or prices of the offered Securities, (iii) the initial offering price, (iv) in the case of offers and sales by the Selling Shareholders, the names of such Selling Shareholders and the number of and prices at which such Class A Shares are proposed to be sold by them, (v) the proceeds to the applicable Issuer and/or Selling Shareholder from the sale of the offered Securities, (vi) the underwriting discounts and commissions and (vii) any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements which may be entered into by the Issuers, the Selling Shareholders, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Issuers and/or the Selling Shareholders against certain liabilities, including liabilities under the Securities Act and Canadian provincial securities legislation, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Issuers or their subsidiaries and/or the Selling Shareholders in the ordinary course of business. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Issuers, the Issuers have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuers of expenses incurred or paid by a director, officer or controlling person of the Issuers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Unless otherwise specified in a Prospectus Supplement, each series or class of Securities will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series or class of Securities, the Securities will not be listed on any securities exchange. Certain broker-dealers may make a market in Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities of any series or as to the liquidity of the trading market for the Securities of any series.

In connection with any offering of Securities, other than an ATM Distribution, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No agent of an ATM Distribution, and no person or company acting jointly or in concert with an agent of an ATM Distribution, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed pursuant to the ATM Distribution, including selling an aggregate number or principal amount of securities that would result in the agent creating an over-allocation position in the securities.

SELLING SHAREHOLDERS

This Prospectus may also, from time to time, relate to the offering of the Class A Shares by way of a secondary offering (each, a “Secondary Offering”) by one or more Selling Shareholders.

The terms under which the Class A Shares may be offered by Selling Shareholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any Secondary Offering will include, without limitation, where applicable: (i) the names of the Selling Shareholders; (ii) the number and type of Class A Shares owned, controlled or directed by each Selling Shareholder; (iii) the number of Class A Shares being distributed for the accounts of each Selling Shareholder; (iv) the number of Class A Shares to be owned, controlled or directed by each Selling Shareholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Class A Shares; (v) whether the Class A Shares are owned by the Selling Shareholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Shareholder purchased any of the Class A Shares held by such Selling Shareholder in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Shareholder acquired the Class A Shares; (vii) if a Selling Shareholder acquired the Class A Shares held by such Selling Shareholder in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Shareholder in the aggregate and on a per security basis; and (viii) the disclosure required by Item 1.11 of Form 44-101F1, and, if applicable, each Selling Shareholder will file a non-issuer’s submission to jurisdiction form with the applicable Prospectus Supplement. No Selling Shareholder may distribute Class A Shares pursuant to an ATM Distribution.

The Selling Shareholders may also sell Class A Shares other than pursuant to this Prospectus. BAM cannot predict when or in what amounts the Selling Shareholders may sell any of the Class  A Shares qualified for distribution by this Prospectus.

EXEMPTIVE RELIEF

Pursuant to a decision document dated October 5, 2022, the OSC, as principal regulator, has granted BAM exemptive relief from (i) the requirements in section 12.2 of NI 41-101 and Part 10 of National Instrument 51-102 – Continuous Disclosure Obligations to refer to the Class A Shares and Class B Shares in a prospectus or continuous disclosure documents using a term that includes appropriate restricted security terms and not refer to securities by a term that includes “common”; (ii) the requirements in Part 2 of OSC Rule 56-501 – Restricted Securities (“OSC Rule 56-501”) in respect of disclosure relating to the Class A Shares and Class B Shares in dealer and advisor documentation and rights offering circulars or offering memoranda; and (iii) the requirements in Part 3 of OSC Rule 56-501 in respect of future stock distributions of Class A Shares or securities that are directly or indirectly convertible into or exercisable for Class A Shares.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement, legal matters related to the validity of the Debt Securities will be passed upon by Torys LLP, New York, New York, legal matters related to the laws of Ontario, Canada will be passed upon by Torys LLP, Toronto, Ontario, and legal matters related to the laws of British Columbia, Canada will be passed upon by McMillan LLP, Vancouver, British Columbia. The partners and associates of each of Torys LLP and McMillan LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding Securities.

INTERESTS OF EXPERTS

The financial statements of BAM as at December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and for the period from July 4, 2022 to December 31, 2022, incorporated by reference in this Prospectus from the 2024 Annual Report on Form 10-K, and the effectiveness of BAM’s internal control over financial reporting, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The financial statements of BAM as at December 31, 2023 and 2022 and for the year ended December 31, 2023 and for the period from July 4, 2022 to December 31, 2022, incorporated by reference in this Prospectus from the Special Meeting Circular, and the effectiveness of BAM’s internal control over financial reporting, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The financial statements of the Asset Management Company as at December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022, incorporated by reference in this Prospectus from the 2024 Annual Report on Form 10-K, have been audited by Deloitte LLP, an independent auditor, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Asset Management Company as at December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus from the Form 8-K/A, have been audited by Deloitte LLP, an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Asset Management Company as at December 31, 2023 and 2022 and for the years then ended, incorporated by reference in this Prospectus from the Special Meeting Circular, have been audited by Deloitte LLP, an independent auditor, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Deloitte LLP is independent with respect to BAM and the Asset Management Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.

The combined and consolidated financial statements of the Oaktree Asset Management Operating Group as of December 31, 2024 and 2023, and for the each of the three years in the period ended December 31, 2024 appearing in 2024 Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such combined and consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Ernst & Young LLP is independent with respect to the Oaktree Asset Management Operating Group under Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings, and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC. The offices of Ernst & Young LLP are located at 725 South Figueroa Street, Los Angeles, California 90017-5418.

KPMG LLP (“KPMG”) is named in the Form 8-K/A as having prepared a formal valuation and fairness opinion (the “Formal Valuation and Fairness Opinion”) in connection with the 2025 Arrangement. To BAM’s knowledge, as of the date of this Prospectus, no registered or beneficial interest, direct or indirect, in any property of BAM, or one of its associates or affiliates: (i) was held by KPMG or a “designated professional” (as such term is defined in item 16.2 of Form 51-102F2 — Annual Information Form) of KPMG when KPMG prepared the Formal Valuation and Fairness Opinion; (ii) was received by KPMG or a “designated professional” of KPMG after KPMG prepared the Formal Valuation and Fairness Opinion; or (iii) is to be received by KPMG or a “designated professional” of KPMG. To the knowledge of BAM, as of the date of this Prospectus, the interest of KPMG in securities of BAM represents less than 1% of the outstanding securities of BAM.

EXPENSES

The following are the estimated expenses of the offering of the Securities being registered under the Registration Statement, all of which has been or will be paid by us.

SEC registration fee		$382,750	†
Exchange listing fees			*
Blue sky fees and expenses			*
Trustee & transfer agent fees			*
Printing and engraving costs			*
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*

Total	$		*

†	Includes $36,900 registration fees that were carried forward from a prior registration statement.
*	The applicable Prospectus Supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Securities.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the Commission as part of the Registration Statement: (1) for purposes of Form F-10: the documents referred to under “Documents Incorporated by Reference”; the consents of Deloitte LLP in respect of the audited financial statements of (i) BAM and (ii) the Asset Management Company; the consent of Ernst & Young LLP in respect of the audited financial statements of the Oaktree Asset Management Operating Group; the consent of KPMG LLP in respect of the Formal Valuation and Fairness Opinion that is referred to in the Form 8-K/A; powers of attorney; the BAM Indenture and the form of the BAM Subordinated Indenture, the form of Canadian Finco Indentures and the U.S. Finco Indentures; and (2) for purposes of Form F-3: the opinions of Torys LLP and McMillan LLP; and the Statements of Eligibility of Computershare Trust Company, N.A., as U.S. trustee, on Forms T-1 and (3) the SEC filing fee exhibit.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Brookfield Asset Management Ltd. (“BAM”)

Under the Business Corporations Act (British Columbia) (“BCBCA”), a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct in respect of which the proceeding was brought was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, BAM’s articles require BAM to indemnify its directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit BAM to indemnify any person to the extent permitted by the BCBCA.

BAM has the benefit of insurance coverage under which the directors of BAM are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors by reason of any acts or omissions covered under the policy in their respective capacities as directors of BAM, including certain liabilities under securities laws.

BAM Finance (Canada) Inc. (the “Canadian Finco”)

Under the Business Corporations Act (Ontario) (the “OBCA”), a company may indemnify a present or former director or officer or another individual who acts or acted at that company’s request as a director or officer, or in a similar capacity, of another entity (the “indemnified individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnified individual in respect of any civil, criminal, administrative, investigative or

F-10, II-1

other proceeding in which the indemnified individual is involved because of that association with the company or such other entity and provided that the indemnified individual acted honestly and in good faith with a view to the best interests of the company or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such indemnified individual had reasonable grounds for believing that his or her conduct was lawful. A company may, with court approval, indemnify an indemnified individual in respect of an action by or on behalf of the company or such other entity to obtain a judgment in its favour, to which the indemnified individual is made a party because of their association with the company or such other entity. An indemnified individual is entitled to indemnification from a company as a matter of right if such indemnified individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the indemnified individual ought to have done and fulfilled the conditions set forth above.

Pursuant to its organizational documents, the Canadian Finco is required to indemnify the individuals referred to above and the heirs and legal representatives of such individuals to the extent permitted by the OBCA.

**********

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling each of BAM and the Canadian Finco (each a “F-10 Registrant”) pursuant to the foregoing provisions, each F-10 Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS TO FORM F-10

The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

4.1	Annual Report on Form 10-K of BAM for the financial year ended December 31, 2024 (incorporated by reference from BAM’s Annual Report on Form 10-K filed with the Commission on March 17, 2025)

4.2	Quarterly Report on Form 10-Q of BAM for the quarter ended March 31, 2025 (incorporated by reference from BAM’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2025)

4.3	BAM’s Management Information Circular dated December 1, 2024, in connection with BAM’s special meeting of shareholders (incorporated by reference from BAM’s Current Report on Form 6-K filed with the Commission on December 27, 2024) (the “Special Meeting Circular”); provided, however, that the following sections or subsections of the Special Meeting Circular are hereby excluded from, and are not incorporated by reference into, this Registration Statement: (i) the “Consent of KPMG” at page 35 of the Special Meeting Circular; (ii) Appendix D (Formal Valuation and Fairness Opinion) of the Special Meeting Circular; and (iii) all references to the names and opinions of legal advisors and financial advisors in the Special Meeting Circular

4.4	BAM’s Management Information Circular dated March 25, 2025, in connection with BAM’s annual meeting of shareholders held on May 5, 2025 (incorporated by reference from BAM’s Current Report on Form 8-K filed with the Commission on April 4, 2025)

4.5	Current Report on Form 8-K of BAM dated February 4, 2025, relating to the arrangement with Brookfield Asset Management ULC (incorporated by reference from BAM’s Current Report on Form 8-K filed with the Commission on February 5, 2025)

4.6	Current Report on Form 8-K/A of BAM dated April 3, 2025, relating to the audited consolidated and combined financial statements of Brookfield Asset Management ULC as well as pro forma financial information (incorporated by reference from BAM’s Current Report on Form 8-K/A filed with the Commission on April 3, 2025)

5.1	Consent of Deloitte LLP, relating to the audited consolidated financial statements of Brookfield Asset Management Ltd.

5.2	Consent of Deloitte LLP, relating to the audited consolidated and combined financial statements of Brookfield Asset Management ULC included in Exhibit 4.1

5.3	Consent of Deloitte LLP, relating to the audited consolidated and combined financial statements of Brookfield Asset Management ULC included in Exhibit 4.6

5.4	Consent of Ernst & Young LLP, relating to the audited combined and consolidated financial statements of Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree AIF Investments, L.P., Oaktree Capital Management (Cayman) L.P. and Oaktree Investment Holdings, L.P. and their consolidated subsidiaries

5.5	Consent of KPMG LLP, relating to the Formal Valuation and Fairness Opinion

6.1	Powers of Attorney (BAM) (included on the signature pages of this Form F-10)

6.2	Powers of Attorney (Canadian Finco) (included on the signature pages of this Form F-10)

7.1	Trust Indenture dated as of April 24, 2025, among BAM, Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee”) and Computershare Trust Company, N.A. (the “U.S. Trustee”) (incorporated by reference from Exhibit 4.1 to BAM’s Form 8-K filed with the Commission on April 24, 2025) (the “BAM Senior Indenture”)

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EXHIBIT NUMBER	DESCRIPTION

7.2	Form of Subordinated Trust Indenture among BAM, as issuer, the Canadian Trustee and the U.S. Trustee (the “BAM Subordinated Indenture ” and together with the BAM Senior Indenture, the “BAM Indentures”)

7.3	Form of Trust Indenture among BAM Finance LLC (the “U.S. Finco”), as issuer, BAM, as guarantor, the Canadian Trustee and the U.S. Trustee (the “U.S. Finco Senior Indenture”)

7.4	Form of Subordinated Trust Indenture among the U.S. Finco, as issuer, BAM, as guarantor, the Canadian Trustee and the U.S. Trustee (the “ U.S. Finco Subordinated Indenture” and together with the U.S. Finco Senior Indenture, the “U.S Finco Indentures”)

7.5	Form of Trust Indenture among the Canadian Finco, as issuer, BAM, as guarantor, the Canadian Trustee and the U.S. Trustee (the “Canadian Finco Senior Indenture”)

7.6	Form of Subordinated Trust Indenture, among the Canadian Finco, as issuer, BAM, as guarantor, the Canadian Trustee and the U.S. Trustee (the “ Canadian Finco Subordinated Indenture” and together with the Canadian Finco Senior Indenture, the “Canadian Finco Indentures”)

8.1	Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A. with respect to the BAM Indentures

8.2	Statement of Eligibility on Form T-1 of the U.S. Trustee with respect to the Canadian Finco Indentures

8.3	Statement of Eligibility on Form T-1 of the U.S. Trustee with respect to the U.S. Finco Indentures

107	Filing Fee Table

F-10, II-4

FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING.

The F-10 Registrants undertake to make available, in person or by telephone, representatives to respond to inquiries made by the U.S. Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS.

Concurrently with the filing of this Registration Statement on Form F-10, each F-10 Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Concurrently with the filing of this Registration Statement on Form F-10, Computershare Trust Company of Canada, the Canadian trustee under each of the trust indentures to be filed by amendment as exhibits thereto (the “Canadian Trustee”), will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of each F-10 Registrant or the Canadian Trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

F-10, III-1

FORM F-10

SIGNATURES OF BROOKFIELD ASSET MANAGEMENT LTD.

Pursuant to the requirements of the Securities Act of 1933, Brookfield Asset Management Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 20, 2025.

BROOKFIELD ASSET MANAGEMENT LTD.

By:	/s/ Bruce Flatt
Name: Bruce Flatt
Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Bruce Flatt, Hadley Peer Marshall and Kathy Sarpash his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 20, 2025.

Signature	Title

/s/ Bruce Flatt	Chair of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
Bruce Flatt

/s/ Hadley Peer Marshall	Chief Financial Officer (Principal Financial and Accounting Officer)
Hadley Peer Marshall

/s/ Barry Blattman	Director
Barry Blattman

F-10, III-2

Signature	Title

/s/ Angela F. Braly	Director
Angela F. Braly

/s/ Marcel R. Coutu	Director
Marcel R. Coutu

/s/ Scott Cutler	Director
Scott Cutler

/s/ Olivia Garfield	Director
Olivia Garfield

/s/ Nili Gilbert	Director
Nili Gilbert

/s/ Keith Johnson	Director
Keith Johnson

/s/ Brian W. Kingston	Director
Brian W. Kingston

/s/ Cyrus Madon	Director
Cyrus Madon

/s/ Diana Noble	Director
Diana Noble

/s/ William Powell	Director
William Powell

F-10, III-3

FORM F-10

SIGNATURES OF BAM FINANCE (CANADA) INC.

Pursuant to the requirements of the Securities Act of 1933, BAM Finance (Canada) Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on May 20, 2025.

BAM FINANCE (CANADA) INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Vice President and Secretary

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Kathy Sarpash and Hadley Peer Marshall his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 20, 2025.

Signature	Title

/s/ Kathy Sarpash	Vice President and Secretary signing in the capacity of Chief Executive Officer and Director (Principal Executive Officer)
Kathy Sarpash

/s/ Hadley Peer Marshall	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
Hadley Peer Marshall

/s/ Angela F. Braly	Director
Angela F. Braly

/s/ Marcel R. Coutu	Director
Marcel R. Coutu

F-10, III-4

AUTHORIZED U.S. REPRESENTATIVE

OF

BROOKFIELD ASSET MANAGEMENT LTD.

BAM FINANCE (CANADA) INC.

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Asset Management Ltd. and BAM Finance (Canada) Inc. in the United States, on May 20, 2025.

BROOKFIELD ASSET MANAGEMENT LLC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Secretary

F-10, III-5

FORM F-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

BAM Finance LLC (the “U.S. Finco” or the “F-3 Registrant”)

The U.S. Finco is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act, as amended (“DE LLC Act”), provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement (the “LLC Agreement”) of the U.S. Finco contains indemnification provisions that generally provide that the U.S. Finco will indemnify, to the fullest extent permitted under the DE LLC Act, each member and each manager, officer, employee or agent of the U.S. Finco, as applicable, against all expenses, liabilities and losses (including, without limitation, reasonable attorneys’ fees and expenses, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person by reason of the fact that such person is or was a member or a manager, officer, employee or agent of the U.S. Finco or is or was serving as a shareholder, manager, officer, employee or agent of a subsidiary of the U.S. Finco, other than in the case of bad faith, intentional misconduct or knowing violation of law.

A policy of directors’ and officers’ liability insurance is maintained by the U.S. Finco, which insures, subject to certain exclusions, directors, officers and/or managers for losses as a result of claims against the directors and officers of the U.S. Finco, in their capacity as directors, officers and/or managers and also reimburses the U.S. Finco for payments made pursuant to the indemnity provided by the U.S. Finco pursuant to its LLC Agreement or as required or permitted by law.

**********

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the U.S. Finco pursuant to the foregoing provisions or in any underwriting agreement the U.S. Finco enters into, the U.S. Finco has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS.

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-3:

EXHIBIT NUMBER	DESCRIPTION

1.1*	Underwriting Agreement

4.1	Trust Indenture dated as of April 24, 2025, among Brookfield Asset Management Ltd. (“BAM”), Computershare Trust Company of Canada, as Canadian trustee, (the “Canadian Trustee”) and Computershare Trust Company, N.A., as U.S. trustee (the “U.S. Trustee”) (incorporated by reference from Exhibit 7.1 to Form F-10 (filed concurrently))

F-3, II-1

EXHIBIT NUMBER	DESCRIPTION

4.2	Form of Subordinated Trust Indenture among BAM, as issuer, the Canadian Trustee and the U.S. Trustee (incorporated by reference from Exhibit 7.2 to Form F-10 (to be filed concurrently))

4.3	Form of Trust Indenture among the U.S. Finco, as issuer, BAM, as guarantor, the Canadian Trustee and the U.S. Trustee (incorporated by reference from Exhibit 7.3 to Form F-10 (to be filed concurrently))

4.4	Form of Subordinated Trust Indenture among the U.S. Finco, as issuer, BAM, as guarantor, the Canadian Trustee and the U.S. Trustee (incorporated by reference from Exhibit 7.4 to Form F-10 (to be filed concurrently))

4.5	Form of Trust Indenture among BAM Finance (Canada) Inc. (the “Canadian Finco”), as issuer, BAM, as guarantor, the Canadian Trustee and the U.S. Trustee (incorporated by reference from Exhibit 7.5 to Form F-10 (to be filed concurrently))

4.6	Form of Subordinated Trust Indenture, among the Canadian Finco, as issuer, BAM, as guarantor, the Canadian Trustee and the U.S. Trustee (incorporated by reference from Exhibit 7.6 to Form F-10 (to be filed concurrently))

4.7*	Form of Note for Debt Securities of the U.S. Finco

5.6	Opinion of Torys LLP, as to the validity of the Debt Securities of the U.S. Finco and Guarantee by BAM under New York law and as to certain matters of Delaware law in respect of the U.S. Finco

5.7	Opinion of McMillan LLP, as to certain matters of British Columbia law in respect of BAM

22.1	List of Subsidiary Issuers

23.1	Consent of Deloitte LLP, relating to the audited consolidated financial statements of Brookfield Asset Management Ltd. (incorporated by reference from Exhibit 5.1 to Form F-10 (filed concurrently))

23.2	Consent of Deloitte LLP, relating to the audited consolidated and combined financial statements of Brookfield Asset Management ULC included in Exhibit 4.1 to Form F-10 (filed concurrently) (incorporated by reference from Exhibit 5.2 to Form F-10 (filed concurrently))

23.3	Consent of Deloitte LLP, relating to the audited consolidated and combined financial statements of Brookfield Asset Management ULC included in Exhibit 4.6 to Form F-10 (filed concurrently) (incorporated by reference from Exhibit 5.3 to Form F-10 (filed concurrently))

23.4	Consent of Ernst & Young LLP, relating to the audited combined and consolidated financial statements of Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree AIF Investments, L.P., Oaktree Capital Management (Cayman) L.P. and Oaktree Investment Holdings, L.P. and their consolidated subsidiaries (incorporated by reference from Exhibit 5.4 to Form F-10 (filed concurrently))

23.5	Consent of KPMG LLP, relating to the Formal Valuation and Fairness Opinion (incorporated by reference from Exhibit 5.5 to Form F-10 (filed concurrently))

23.6	Consent of Torys LLP (included in the opinion filed as Exhibit 5.6 to this Form F-3)

23.7	Consent of McMillan LLP (included in the opinion filed as Exhibit 5.7 to this Form F-3)

24.1	Powers of Attorney (U.S. Finco) (included in the signature pages to this Form F-3)

25.1	Statement of Eligibility on Form T-1 of the U.S. Trustee with respect to the BAM Indentures (incorporated by reference from Exhibit 8.1 to Form F-10 (to be filed concurrently))

25.2	Statement of Eligibility on Form T-1 of the U.S. Trustee with respect to the Canadian Finco Indentures (incorporated by reference from Exhibit 8.2 to Form F-10 (to be filed concurrently))

F-3, II-2

EXHIBIT NUMBER	DESCRIPTION

25.3	Statement of Eligibility on Form T-1 of the U.S. Trustee with respect to the U.S. Finco Indentures (incorporated by reference from Exhibit 8.3 to Form F-10 (to be filed concurrently))

107	Filing Fee Table

*	To be filed by Form 8-K in connection with an offering hereunder.

ITEM 10. UNDERTAKINGS.

(a)	The undersigned F-3 Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

The undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by or on behalf of the F-3 Registrant pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F-3, II-3

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the F-3 Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(6)

That, for the purpose of determining liability of the F-3 Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned F-3 Registrant undertakes that in a primary offering of securities of the undersigned F-3 Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned F-3 Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

F-3, II-4

(i)	Any preliminary prospectus or prospectus of the undersigned F-3 Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned F-3 Registrant or used or referred to by the undersigned F-3 Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned F-3 Registrant or its securities provided by or on behalf of the undersigned F-3 Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned F-3 Registrant to the purchaser.

(b)

The undersigned F-3 Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) by or on behalf of the F-3 Registrant that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the F-3 Registrant pursuant to the foregoing provisions, or otherwise, the F-3 Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the F-3 Registrant of expenses incurred or paid by a director, officer or controlling person of the F-3 Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the F-3 Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

F-3, II-5

FORM F-3

SIGNATURES OF BAM FINANCE LLC

Pursuant to the requirements of the Securities Act of 1933, BAM Finance LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 20, 2025.

BAM FINANCE LLC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Secretary

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Kathy Sarpash and Hadley Peer Marshall his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 20, 2025.

Signature	Title

/s/ Kathy Sarpash	Secretary signing in the capacity of Chief Executive Officer (Principal Executive Officer)
Kathy Sarpash

/s/ Hadley Peer Marshall	Vice President signing in the capacity of Chief Financial Officer (Principal Financial and Accounting Officer)
Hadley Peer Marshall

/s/ Kunal Dusad	Manager
Kunal Dusad

/s/ Brett Fox	Manager
Brett Fox

F-3, II-6

Signature	Title

/s/ Courtney Burke	Manager
Courtney Burke

/s/ Mark Srulowitz	Manager
Mark Srulowitz

F-3, II-7